Exhibit 99.1


    Brooks Automation Reports Results for Fiscal 2004 Third Quarter Ended
                                June 30, 2004

   Company exceeds earnings guidance and delivers record-level revenues and bookings

    CHELMSFORD, Mass., July 29 /PRNewswire-FirstCall/ -- Brooks Automation, Inc. (Nasdaq: BRKS), which delivers hardware and software systems that enable semiconductor and other complex industries to improve manufacturing efficiencies, today announced results for its fiscal 2004 third quarter ended June 30, 2004.
    Revenues for the third quarter 2004 were $155.2 million, a sequential increase of 12.5 percent from the preceding quarter revenues of $138.0 million, and an 84.7 percent increase from the third quarter 2003 revenues of $84.0 million. Bookings for the quarter were $155.7 million, a sequential increase of 2 percent from the preceding quarter bookings of $152.7 million, and an increase of 112 percent over the third quarter 2003 bookings of $73.4 million.
    The net income for the third quarter 2004 on a GAAP ("Generally Accepted Accounting Principles") basis was $12.3 million, or $0.27 per diluted share, ahead of guidance, compared to a net income of $6.2 million, or $0.14 per diluted share in the immediately preceding quarter, and a net loss in the third quarter 2003 of $36.4 million or $0.99 loss per share. Included in GAAP net income were restructuring charges totaling $0.9 million and amortization of acquired intangibles totaling $0.9 million. These charges reduced earnings in the third quarter by $0.04 per diluted share.
    Commenting on the results of fiscal Q3, Brooks Automation chairman and chief executive officer Robert J. Therrien said, "I am extremely proud of the Company's performance both financially and operationally during this growth cycle of our industry. GAAP earnings of $0.27 per share exceeded our guidance for the quarter. Our ongoing earnings for the quarter were better than the Thomson FirstCall consensus estimates which exclude the restructuring charges and amortization of acquired intangibles. Brooks continued to improve its revenues and bookings from the preceding quarter, but just as importantly, we were able to meet customer commitments while maintaining good control over expenses and working capital. As a result the net change in cash and securities for the period was an increase of $11.6 million even while we continued to ramp our business to meet demand. Revenues of $155.2 million exceeded the high end of our guidance of $150 million entering the quarter, helped by the completion of some long standing contracts for our legacy AMHS product installations. These above-plan AMHS revenues added to top-line growth but carried lower gross margins, impacting the progress we are making in improving gross margin leverage. A more balanced mix in Q4 should be more representative of the progress we have made in improving the gross margin of the Company. Bookings increased to $155.7 million for the quarter, driven by a continued stream of orders from a broad base of OEM and end user customers. I believe that the Company is well-positioned for continued market share gains and profitable growth through the current industry growth cycle. Longer term, our emphasis at Brooks is on building a sustainable business model that has the potential to grow significantly from peak-to-peak of our industry cycles, independent of this industry's secular peak-to-peak growth rate. We believe that key industry trends such as accelerating OEM outsourcing of automation components and subsystems and increased build-out of 300mm fabs put Brooks at the sweet spot of growth."
    Edward C. Grady, president and chief operating officer, said "Brooks is committed to manufacturing and operational excellence as a core competency. This capability coupled with engineering expertise and domain knowledge is important to have in-house because of the high-mix, low-volume nature of our business. Our flex factory model enabled us to ramp production the past few quarters without significant increase in fixed cost and allows us to reduce or eliminate production bottlenecks. We have standardized on a common manufacturing and planning system for our production lines that helps us manage our capacity and measure performance. Another important area of focus is the streamlining of supply and sourcing. Our aggressive consolidation of our supply chain has resulted in incremental cost savings and helped us reduce potential bottlenecks in obtaining parts. Many of our remaining cost reduction initiatives, such as redesigning of products and better leveraging of our global supply chain, should further drive gross margin improvements over the next several quarters. We are seeing strong operational results and earnings leverage due to the ability of our world class team to execute our business strategy. It is clear that our operational performance has contributed to significant gains in the market. Importantly, we have gained the confidence of customers by satisfying their requirements for quality, cost, delivery, and need for flexibility through this period of industry growth. The Brooks organization remains focused on continuously improving operational performance throughout all cycles of the industry."
    Mr. Therrien commented on Brooks' business outlook. "The market indicators are mixed for the next 3 to 6 months, reflecting both the continued investment plans of the semiconductor industry for new 300mm fabs as well as the need for some segments of the market to right-size their inventory. We continue to see orders and revenues staying at the current level in fiscal Q4. Further improvements in gross margin should offset the impact of higher variable compensation in Q4. As a result, net income for Q4 is projected to roughly match that of Q3. We remain focused on what we can control at Brooks
- building a culture of excellence and staying committed to delivering positive results for our customers, our shareholders and our employees."

    Q3 Fiscal 2004 Highlights
    * Announced a collaborative program that leverages Applied Materials' global service infrastructure and capabilities to deliver world class on-site support and spare parts management to Brooks' factory automation hardware customers.
    * Announced an agreement with HP to provide global software applications solutions for adaptive manufacturing and enterprise performance management.
    * Announced a strategic alliance in which Cimetrix will provide SECS/GEM/300mm communications standards software and support for Brooks OEM system automation products.
    * Captured 12 new OEM design-in wins in Q3.
    * OEM business achieved third consecutive quarter of record quarterly bookings.
    * Shipped over 190 OEM systems units in the quarter, consisting of either atmospheric equipment front end modules (EFEM) or vacuum systems.
    * OEM Systems achieved book-to-bill ratio of 1.4 for Q3.
    * Received volume shipment order for GX6000 vacuum cluster tool system from Japanese OEM.
    * Shipped first unit of MXT800EX II, an enhanced UHV double cluster platform, to a Japanese OEM.
    * Received acceptance for Phase I of installation of OneFab AMHS at North American DRAM manufacturer - on schedule.
    * Achieved record bookings in the quarter for lithography automation products, with orders from 12 customers evenly distributed throughout North America, Europe and Asia.
    * Received multiple expansion orders for 200mm AMHS installations from 4 customers.
    * Continued strength in 200mm SMIF sales into China with multi-million dollars in revenues.
    * Booked multi-million dollar order for factory software from a major foundry in Asia for its 300mm production fab.
    * Booked two multi-million dollar orders from Taiwanese flat panel display
      (FPD) manufacturers for Brooks' factory software and services.

    Conference Call and Webcast
    Brooks Automation will host a conference call on Thursday, July 29, 2004 at 9:00 AM Eastern to review its fiscal third quarter results. On the call, management will discuss the information contained in this announcement and answer related questions.

     Conference Call Date:    Thursday, July 29, 2004
     Time:                    9:00 a.m. Eastern
                              8:00 a.m. Central
                              7:00 a.m. Mountain
                              6:00 a.m. Pacific

     Dial in #:               (719) 867-0660
     Passcode:                257560

    An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://investor.brooks.com under the title "Brooks Automation Fiscal 2004 Third Quarter Earnings Webcast". A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning @ 11:00 a.m. Thursday, July 29, 2004, and available 7 days. The passcode for the replay is 257560.

    About Brooks Automation, Inc.
    Brooks Automation (Nasdaq: BRKS) is a leading worldwide provider of automation solutions to the global semiconductor and related industries. The company's factory and tool automation hardware, software and professional services can manage every wafer, reticle and data movement in the fab, helping customers improve throughput and yield while reducing both cost and time to market. Brooks products and services are used in virtually every fab in the world as well as by many customers in industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.

    "Safe Harbor" Statement under Section 21E of the Securities Exchange Act of 1934:
    Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and profit and loss expectations, gross margin and operating margin expectations, our future business strategy and market opportunities, the quality and effectiveness of our manufacturing processes, continuing improvements in our ability to manage expenses and to meet customer expectations and demand, level of capital expenditures and bookings expectations in the semiconductor industry, demand for our products, and the outlook of the general economy and the semiconductor industry.
Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of future downturns in market demand for electronics; the possibility that the upturn in market demand for electronics will not be sustained; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; possible disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks' Annual Report on Form 10-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
    All trademarks contained herein are the property of their respective owners.

    Contact:
     Mark Chung
     Director of Investor Relations
     Brooks Automation, Inc.
     Telephone: (978) 262-2459
     mark.chung@brooks.com


                           BROOKS AUTOMATION, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                 June 30,       September 30,
                                                   2004              2003


    ASSETS
    Cash, cash equivalents and marketable
     securities                                   $236,498          $129,480
    Accounts receivable, net                       101,988            69,374
    Inventories                                     77,536            53,212
    Other current assets                            13,357            17,946

         Total current assets                      429,379           270,012

    Property, plant and equipment, net              58,181            64,825
    Long-term marketable securities                 84,887            69,108
    Intangible assets, net                          77,263            79,550
    Other assets                                     8,731             9,206

              Total assets                        $658,441          $492,701


    LIABILITIES, MINORITY INTERESTS AND
     STOCKHOLDERS' EQUITY
    Current liabilities                           $162,772          $134,857
    Convertible subordinated notes                 175,000           175,000
    Other long-term liabilities                     16,239            19,851

              Total liabilities                    354,011           329,708

    Minority interests                                 891               707

    Stockholders' equity                           303,539           162,286

                Total liabilities,
                 minority interests and
                 stockholders' equity             $658,441          $492,701



         Cash, cash equivalents, short-
          term and long-term marketable
          securities
            June 30, 2004                         $321,385
            March 31, 2004                        $309,808
            December 31, 2003                     $312,680
            September 30, 2003                    $198,588
            June 30, 2003                         $209,646


                             BROOKS AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)



                                      Three months ended   Nine months ended
                                           June 30,            June 30,
                                        2004      2003      2004      2003


    Revenues                          $155,234   $84,045  $375,764   $261,864
    Cost of revenues                    97,373    56,451   236,748    185,244

    Gross profit                        57,861    27,594   139,016     76,620

    Operating expenses:
      Research and development          16,832    18,103    49,534     57,531
      Selling, general and
       administrative                   22,804    21,697    64,040     78,825
      Amortization of acquired
       intangible assets                   890       940     2,772      3,928
      Acquisition-related and
       restructuring charges               884    20,742     3,052     46,566
                                        41,410    61,482   119,398    186,850

    Income (loss) from operations       16,451   (33,888)   19,618   (110,230)

    Interest (income) expense, net       1,138     1,758     3,654      4,107
    Other (income) expense, net            339       754       536     16,789

    Income (loss) before income taxes
     and minority interests             14,974   (36,400)   15,428   (131,126)

    Income tax provision                 2,711        16     5,553      4,884

    Income (loss) before minority
     interests                          12,263   (36,416)    9,875   (136,010)

    Minority interests in earnings of
     consolidated subsidiary               (65)       18       184        211

    Net income (loss)                  $12,328  $(36,434)   $9,691  $(136,221)

    Income (loss) per share:
          Basic                          $0.28    $(0.99)    $0.23     $(3.72)
          Diluted                        $0.27    $(0.99)    $0.23     $(3.72)

    Shares used in computing income
     (loss) per share:
          Basic                         44,562    36,873    42,458     36,638
          Diluted                       44,983    36,873    43,011     36,638

SOURCE  Brooks Automation, Inc.
    -0-                             07/29/2004
    /CONTACT: Mark Chung, Director of Investor Relations of Brooks Automation, Inc., +1-978-262-2459, mark.chung@brooks.com/
    /Web site:  http://www.brooks.com/
    (BRKS)

CO:  Brooks Automation, Inc.
ST:  Massachusetts
IN:  CPR SEM
SU:  ERN CCA MAV